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                                                                      Exhibit 21
                  SUBSIDIARIES OF SANTA FE PACIFIC CORPORATION
                  --------------------------------------------

PINE CANYON LAND COMPANY (DE)

SFP FIBER OPTICS, INC. (DE)

SANTA FE PACIFIC INSURANCE COMPANY (VT)

SFP PROPERTIES, INC. (DE)
     THE ATCHISON, TOPEKA, AND SANTA FE RAILWAY COMPANY (DE)            100%
          Alameda Belt Line (CA)                                         50%
          Aubrey Water Company (AZ)                                     100%
          The Belt Railway Company of Chicago (IL)                     8.33%
          Central California Traction Company (CA)                    33.33%
          The Dodge City and Cimarron Valley Railway Company (KS)       100%
          The Gulf and Inter-State Railway Company of Texas (TX)        100%
          Houston Belt & Terminal Railway Company (TX)                   25%
          Kansas City Terminal Railway Company (MO)                    8.33%
          Los Angeles Junction Railway Company (CA)                     100%
          The Oakland Terminal Railway (CA)                              50%
          Oklahoma City Junction Railway Company (OK)                   100%
          Rio Grande, El Paso and Santa Fe Railroad Company (TX)        100%
          St. Joseph Terminal Railroad Company (MO)                      50%
          Santa Fe Financial Holdings, Inc. (DE)                        100%
          Santa Fe Forwarding Company (DE)                              100%
          Santa Fe Rail Equipment Company (DE)                          100%
          Santa Fe Terminal Services, Inc. (DE)                         100%
          Star Lake Railroad Company (DE)                               100%
          Sunset Railway Company (CA)                                    50%
          Texas City Terminal Railway Company (TX)                    33.33%
          TTX Company (DE)                                             10.9%
          The Wichita Union Terminal Railway Company (KS)             33.33%
     CONSTELLATION 130, INC. (CA)                                       100%
     LIMITED PARTNERSHIP MANAGEMENT, INC, (DE)                          100%
     SANTA FE PACIFIC GOLD CORPORATION (DE)                             100%
          Santa Fe Canadian Mining, LTD.                                100%
          Minera Gold Fields De Mexico, S.A.                            100%
          Minera Santa Fe Pacific Chile Limitada                         99%
          Santa Fe Pacific Gold South America, Inc.                     100%
               (1% in Minera   Santa Fe Pacific Chile Limitada)
          San Juan Basin Coal Holding Company                           100%
          Santa Fe Pacific Mining, Inc. (KS)                            100%
               Hospah Coal Company (DE)                                 100%
               SFPG Mining Company (DE)                                 100%
                    Compania Minera Florida, S.A.                       100%
                    Compania Minera Santa Fe Uruguay S.A.               100%
                    Lone Tree Mining, Inc. (DE)                         100%
                    Rabbit Creek Mining, Inc. (DE)                      100%
     SANTA FE PACIFIC RAILROAD COMPANY (ACT OF CONGRESS)                100%
     SANTA FE PACIFIC CAPITAL, INC. (IL)                                100%
     SFP PIPELINE HOLDINGS, INC. (DE)                                   100%
          Santa Fe Pacific Pipelines, Inc. (DE)                         100%
     SUNSET COMMUNICATIONS COMPANY (DE)                                 100%
     WALKER-KURTH LUMBER COMPANY (TX)                                   100%
     THE ZIA COMPANY (DE)                                               100%